Exhibit 10.2

Redemption and Repurchase Agreement

THIS REDEMPTION AND REPURCHASE AGREEMENT (“Agreement”) is made and entered into on this 25th day of August, 2022 (“Effective Date”) by and among Tradition Transportation Group, Inc., an Indiana corporation (“TTG”), Bulwark Capital, L.L.C., an Indiana limited liability company (“Bulwark”); Timothy E. Evans (“T. Evans”), James L. Evans (“J. Evans”), and Joseph M. Davis (“J. Davis”) (T. Evans, J. Evans and J. Davis are collectively, the “Remaining Shareholders”, and collectively with Bulwark, the “Shareholders”); and, Robin C. Montel (“Thornburgh”). Collectively, TTG, the Shareholders and Thornburgh will be referred to as the “Parties” and individually as a “Party”.

WHEREAS, TTG has issued and outstanding Seven Hundred Forty-Five Thousand One Hundred Ninety Six (745,196) shares of common stock, no par value;

WHEREAS, Bulwark is the record owner of Two Hundred Six Thousand (206,000) shares of common stock, no par value per share of TTG;

WHEREAS, T.Evans is the record owner of Two Hundred Seventy Thousand and one (270,001) shares of common stock, no par value per share of TTG, J.Evans is the record owner of Two Hundred Twenty-Four Thousand (224,000) shares of common stock, no par value per share of TTG, and J.Davis is the record owner of Forty-Five Thousand One Hundred and Ninety Five (45,195) shares of common stock, no par value per share of TTG;

WHEREAS, TTG desires to redeem, and Bulwark desires to sell, One Hundred Three Thousand (103,000) shares of common stock owned by Bulwark;

WHEREAS, Bulwark desires for TTG to pay the Purchase Price directly to Thornburgh in full and final satisfaction of certain obligations of the sole member of Bulwark to Thornburgh; and

WHEREAS, TTG desires to grant to Bulwark, a Repurchase Right with respect to the Redeemed Shares on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises, the agreements, representations, warranties, covenants, and obligations contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties to this Agreement, intending to be legally bound, agree as follows, to wit:

1.	Redemption of Redeemed Shares.

a.	On the Effective Date, upon and subject to the terms and conditions of this Agreement, Bulwark shall and does warrant, grant, sell, convey, assign, transfer and deliver all right, title and interest of Bulwark in and to One Hundred Three Thousand (103,000) shares of TTG (“Redeemed Shares”) (leaving Bulwark with One Hundred Three Thousand (103,000) shares) to TTG, free and clear of any and all liens, claims, pledges, equities, security interests, options, restrictions and encumbrances and other rights of any person or entity of any kind, nature or description whatsoever. TTG shall and does purchase, from Bulwark, the Redeemed Shares upon, and subject to, the terms and conditions of this Agreement.

b.	The purchase price for the Redeemed Shares shall be Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Purchase Price”), which TTG agrees to pay as follows: (i) Four Hundred Fifty Thousand Dollars ($450,000) (the “Cash Consideration”) by wire transfer into an account designated by Thornburgh on or before August 25, 2022; and, (ii) Two Million Fifty Thousand Dollars ($2,050,000) to Thornburgh in accordance with the unsecured subordinated promissory note attached hereto and incorporated herein by reference as Exhibit A (“Redemption Note”).

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2.	Repurchase Right.

a.	Bulwark, or any designee of Bulwark, shall and does have, for a period of twenty-four (24) months after the Effective Date, the right and option, in one or more transactions, to repurchase any or all of the Redeemed Shares (“Repurchase Right”). Upon written election of exercise of the Repurchase Right to TTG (“Repurchase Notice”), Bulwark shall tender the Repurchase Price, as defined below, to TTG in cash or by wire transfer. TTG agrees to and does sell, assign and transfer to Bulwark, all TTG’s right, title and interest in and to the shares subject to the Repurchase Notice upon receipt of the Repurchase Price. The form of agreement shall be mutatis mutandis of the redemption provisions of this Agreement, including the representations and warranties provided by Bulwark in this Agreement.

b.	The Repurchase Notice may be any form of written communication, including an email to the President of TTG, and shall include: (i) the number of Redeemed Shares being repurchased, (ii) the Repurchase Price calculation, and (iii) date on which the Repurchase Price will be paid to TTG. The “Repurchase Price” shall be computed by dividing the Purchase Price by the number of Redeemed Shares, times the number of shares subject to the Repurchase Notice (~$24.27 per share). The Parties agree that the number of Redeemed Shares shall be adjusted to accommodate any splits, issuances, options, warrants, or other interest in TTG occurring after the Effective Date without increase to the Repurchase Price and that no such action shall occur unless unanimously approved by the Shareholders.

c.	If any portion of the Redemption Note remains outstanding, the Repurchase Price shall take into account the assumption of the Redemption Note (i.e., if the Repurchase Price is $2,500,000 and the outstanding Redemption Note balance is $1,000,000 then the Repurchase Price is satisfied if TTG is paid $1,500,000 and the Repurchase Notice indicates the assumption of the Redemption Note). Repurchase of less than all of the Redeemed Shares will be allocated first to the Redemption Note.

3.             Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall, subject to the conditions hereof, take place virtually using email or any mutually acceptable cloud-based electronic collaboration service, simultaneous with the execution of this Agreement by the Parties and satisfaction of the Closing deliveries pursuant to Section 4 hereof.

4.	Deliveries. On the date of this Agreement,

a.	Bulwark shall deliver to TTG, a stock power, duly executed by Bulwark, together with such other instruments of transfer in form and substance reasonably satisfactory to TTG and such other documents as may be required under applicable law or reasonably requested by TTG in order to transfer the Redeemed Shares to TTG subject to the terms of this Agreement. TTG and Bulwark acknowledge and agree that the Redeemed Shares are not certificated. To the extent required, in order to effectively transfer the Redeemed Shares as provided in this Agreement, Bulwark undertakes to obtain any prior approval or authorization that may be required in the circumstance, enabling it to warrant that (i) it is not subject to any restrictions preventing it from transferring the Redeemed Shares and (ii) the Redeemed Shares are free and clear of any and all liens, claims, pledges, equities, security interests, options, restrictions and encumbrances and other rights of any person or entity of any kind, nature or description whatsoever.

b.	TTG shall deliver to Thornburgh the Cash Consideration and the Redemption Note.

5.              Consent of Remaining Shareholders. The Remaining Shareholders do hereby consent to the sale and redemption of the Redeemed Shares and the grant of the Repurchase Right to Bulwark. The Remaining Shareholders hereby agree to cooperate with Bulwark and to cause TTG to execute and to enter into any other such agreements or to perform any such acts as may be reasonably necessary for TTG to perform its obligations set forth herein.

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6.              Representations and Warranties of Bulwark. Bulwark represents and warrants to TTG, the Remaining Shareholders and Thornburgh as set forth below.

a.	Right and Title to Shares. Bulwark legally and beneficially owns the Redeemed Shares and no other party, person or entity has any rights therein or thereto. There are no liens or other encumbrances of any kind on the Redeemed Shares and Bulwark has the sole right to dispose of the Redeemed Shares. There are no outstanding options, warrants or other similar agreements with respect to the Redeemed Shares.

b.	Organization and Standing. Bulwark is a limited liability company duly organized and validly existing under the laws of the State of Indiana and has all requisite power and authority to own its properties and conduct its business as it is now being conducted.

c.	Due Authority; No Violation. Bulwark has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Bulwark, and no other proceedings on the part of Bulwark are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Bulwark. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Bulwark is a party or by which it or its assets may be bound or (y) constitute a violation of any applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Bulwark or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Bulwark’s organizational or operating documents or any order, judgment, arbitration award, or decree to which Bulwark is a party or by which it or any of its assets or properties are bound.

d.	Approvals. No approval, authority, or consent of or filing by Bulwark with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

e.	Enforceability. This Agreement has been duly executed and delivered by Bulwark and, assuming that this Agreement constitutes the legal, valid and binding obligation of TTG, the Remaining Shareholders, and Thornburgh, constitutes the legal, valid, and binding obligation of Bulwark, enforceable against Bulwark in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

f.	Full Disclosure. No representation or warranty by Bulwark contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, exhibit, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, TTG, the Remaining Shareholders or Thornburgh pursuant to this Agreement or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary of making a statement in this agreement or therein not misleading.

g.	Securities Matters. Bulwark has not relied on TTG or any Remaining Shareholder, in connection with this Agreement, the transactions contemplated by this Agreement, or in valuing the shares to be transferred pursuant to this Agreement. The sole member of Bulwark possesses such knowledge, sophistication and experience in business and financial matters to render Bulwark fully capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Bulwark fully understands the nature, scope and duration of any limitations of the transfer of Bulwark’s shares, and the effect of such limitation upon the valuation of Bulwark’s shares. Bulwark can fully bear the economic risk of continuing Bulwark’s investment in TTG, or in selling Bulwark’s shares in TTG in accordance with the terms and conditions of this Agreement. Bulwark has had an adequate opportunity to ask questions and receive answers from the other officers of TTG (acknowledging that the sole remaining member of Bulwark is a corporate officer and Thornburgh is an officer of TTG) concerning any and all matters relating to the transactions described in this Agreement and contemplated by this Agreement. Bulwark has asked any and all questions Bulwark has or had, of every kind and nature pertaining to this Agreement and the transactions contemplated by this Agreement, and all such questions have been answered to Bulwark’s satisfaction.

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7.              Representations and Warranties of TTG. TTG represents and warrants to the Remaining Shareholders, Bulwark and Thornburgh as set forth below.

a.	Organization and Standing. TTG is a corporation incorporated and duly validly existing under the laws of the State of Indiana and has all requisite power and authority to own its properties and conduct its business as it is now being conducted.

b.	Due Authority; No Violation. TTG has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of TTG, and no other proceedings on the part of TTG are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of TTG. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which TTG is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to TTG or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) TTG’s organizational documents, or any order, judgment, arbitration award, or decree to which such TTG is a party or by which it or any of its assets or properties are bound.

c.	Approvals. No approval, authority, or consent of or filing by TTG with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

d.	Enforceability. This Agreement has been duly executed and delivered by TTG and, assuming that this Agreement constitutes the legal, valid and binding obligation of Bulwark, the Remaining Shareholders and Thornburgh, constitutes the legal, valid, and binding obligation of TTG, enforceable against TTG in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

e.	Full Disclosure. No representation or warranty by TTG contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, exhibit, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, Bulwark, the Remaining Shareholders or Thornburgh pursuant to this Agreement or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary of making a statement in this agreement or therein not misleading.

8.              Representations and Warranties of the Remaining Shareholders. The Remaining Shareholders represent and warrant to TTG, Bulwark and Thornburgh as set forth below.

a.	Capacity. Each of the Remaining Shareholders has, without exception or limitation, the full legal capacity without consent, authorization, release or waiver of any third party, including the spouse of any such Remaining Shareholder, to execute, deliver and perform all of the Remaining Shareholder’s obligations under this Agreement, none of which will violate, conflict with, or breach any agreement to which the Remaining Shareholder is a party, or by which the Remaining Shareholder is bound, or any law, rule, regulation, order, writ, or decree to which the Remaining Shareholder is subject or by which the Remaining Shareholder is bound.

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b.	Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by the Remaining Shareholders does not, and will not, violate, conflict with, or result in the material breach of, any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which the Remaining Shareholders are subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Remaining Shareholders, or (c) any mortgage, indenture, agreement, commitment, lease, plan, authorization, or other instrument, document or understanding, oral or written, to which the Remaining Shareholders are parties, by which the Remaining Shareholders may have rights, or which gives any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Remaining Shareholders thereunder. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by the Remaining Shareholders.

c.	Full Disclosure. No representation or warranty by the Remaining Shareholders contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, exhibit, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, either TTG, Bulwark, or the Remaining Shareholders pursuant to this Agreement or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary of making a statement in this agreement or therein not misleading.

9.              Representations and Warranties of Thornburgh. Thornburgh represents and warrants to TTG, the Remaining Shareholders and Bulwark as set forth below.

a.	Capacity. Thornburgh has, without exception or limitation, the full legal capacity without consent, authorization, release or waiver of any third party, including the spouse of Thornburgh, to execute, deliver and perform all of the Thornburgh’s obligations under this Agreement, none of which will violate, conflict with, or breach any agreement to which Thornburgh is a party, or by which Thornburgh is bound, or any law, rule, regulation, order, writ, or decree to which Thornburgh is subject or by which Thornburgh is bound.

b.	Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by Thornburgh does not, and will not, violate, conflict with, or result in the material breach of, any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Thornburgh is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Thornburgh, or (c) any mortgage, indenture, agreement, commitment, lease, plan, authorization, or other instrument, document or understanding, oral or written, to which Thornburgh is a party, by which Thornburgh may have rights, or which gives any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Thornburgh thereunder. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Thornburgh.

c.	Full Disclosure. No representation or warranty by Thornburgh contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, exhibit, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, either TTG, the Remaining Shareholders, or Bulwark pursuant to this Agreement or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary of making a statement in this agreement or therein not misleading.

10.            Release by Thornburgh. Thornburgh hereby releases and forever discharges TTG, its successors, assigns, agents, employees, officers, directors and representatives from any and all claims, demands, actions and causes of action of any kind or character, known or unknown, suspected or unsuspected, whether having arisen or hereafter to arise which Thornburgh ever had, now has, or claims to have, or hereafter may for any reason have, against TTG arising out of the transactions contemplated by this Agreement except for claims Thornburgh may have against TTG respecting breaches of this Agreement. Thornburgh acknowledges and agrees that the payment of the Cash Consideration and the delivery of the Redemption Note satisfy the obligations of the sole member of Bulwark to Thornburgh and that Thornburgh shall have no claim to the assets of TTG or any equity interest in TTG.

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11.            Conditions Precedent to the Obligations of TTG and the Remaining Shareholders. The obligation of TTG and the Remaining Shareholders to consummate any of the transactions contemplated herein are subject to the fulfillment or waiver by TTG of each of the following conditions:

a.	The representations and warranties of Bulwark and Thornburgh contained in this Agreement and all related documents shall be true and correct in all material respects, except for those representations and warranties which are qualified as to materiality, which shall be true and correct in all respects.

b.	Bulwark and Thornburgh shall have complied in all material respects with all covenants, agreements, and conditions that this Agreement requires.

c.	TTG shall have received all other documents and instruments from Bulwark and Thornburgh as TTG may reasonably request, in order to consummate the transactions contemplated herein.

12.            Conditions Precedent to the Obligations of Bulwark. The obligations of Bulwark to consummate the transactions contemplated herein are subject to the fulfillment or waiver by Bulwark of each of the following conditions:

a.	The representations and warranties of TTG, the Remaining Shareholders and Thornburgh contained in this Agreement and all related documents shall be true and correct in all material respects, except for those representations and warranties which are qualified as to materiality, which shall be true and correct in all respects.

b.	TTG shall have paid the Cash Consideration and issued the Note to Thornburgh and complied in all material respects with all covenants, agreements, and conditions that this Agreement requires.

c.	Bulwark shall have received all other documents and instruments from TTG, the Remaining Shareholders and Thornburgh as Bulwark may reasonably request in order to consummate the transactions contemplated herein.

13.           Conditions Precedent to the Obligations of Thornburgh. The obligations of Thornburgh to consummate the transactions contemplated herein are subject to the fulfillment or waiver by Thornburgh of each of the following conditions:

a.	The representations and warranties of TTG, Bulwark, and the Remaining Shareholders contained in this Agreement and all related documents shall be true and correct in all material respects, except for those representations and warranties which are qualified as to materiality, which shall be true and correct in all respects.

b.	TTG shall have paid the Cash Consideration and issued the Note to Thornburgh and complied in all material respects with all covenants, agreements, and conditions that this Agreement requires.

c.	Thornburgh shall have received all other documents and instruments from TTG, the Remaining Shareholders and Bulwark as Thornburgh may reasonably request in order to consummate the transactions contemplated herein.

14.	Miscellaneous.

a.	Advice of Counsel. EACH PERSON SIGNING THIS AGREEMENT: (A) UNDERSTANDS THAT THIS AGREEMENT CONTAINS LEGALLY BINDING PROVISIONS; (B) HAS HAD THE OPPORTUNITY TO CONSULT WITH A LAWYER; AND (C) HAS EITHER CONSULTED A LAWYER OR CONSCIOUSLY DECIDED NOT TO CONSULT A LAWYER. THE PARTIES AGREE AND ACKNOWLEDGE THAT THE LAW FIRM DRAFTING THIS AGREEMENT, SMITHAMUNDSEN LLC, REPRESENTS TTG AND NOT THE SHAREHOLDERS OR THORNBURGH.

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b.	Further Assurances. From time to time, whether at or following the Closing, each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

c.	Expenses. Each of the Parties shall pay its own costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated.

d.	Fees. Each Party agrees to pay the costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing Party in litigation, arbitration, administrative proceeding or any other proceeding related to the enforcement or interpretation of any of the terms of this Agreement.

e.	Consequential Damages. EACH PARTY HERETO WAIVES ANY AND ALL CLAIMS AGAINST THE OTHER FOR ANY LOSS, COST, DAMAGE, EXPENSE, INJURY OR OTHER LIABILITY WHICH IS IN THE NATURE OF INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH ARE SUFFERED OR INCURRED AS THE RESULT OF, ARISE OUT OF, OR ARE IN ANY WAY CONNECTED TO THE PERFORMANCE OF THE OBLIGATIONS UNDER THIS AGREEMENT.

f.	Representations and Warranties. All representations, warranties, and agreements made by the Parties pursuant to this Agreement shall survive the consummation of the transactions contemplated herein until the expiration of the applicable statute of limitations.

g.	Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three(3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the Parties as indicated on the signature page hereto; or (d) if sent via email, when sent with return receipt requested and received, in each case to the addresses as set forth below. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

If to TTG or the	Tradition Transportation, Group, Inc.
Remaining	300 Growth parkway
Shareholders, to:	Angola, Indiana 46703
Attention: Timothy E. Evans, President CEO
O: 260-209-0700 Ext.100
C: 260-466-4526
TimEvans@traditiontrans.com

If to Bulwark, to:	Bulwark Capital, L.L.C.
Post Office Box 3970
Carmel, Indiana 46082
Attention: Joseph J. Montel, Member
C: 317-250-0499
joemontel@montellaw.com

If to Thornburgh, to:	Robin C. Montel
3245 North Pennsylvania Street
Indianapolis, Indiana 46205
Rcthorn15@gmail.com

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h.	Choice of Law. This Agreement, including, but not limited to, any controversy or claim arising out of or relating to this Agreement or its breach, the construction of its terms, and the interpretation of the rights and duties of the Parties, shall be construed and governed exclusively according to the internal laws of the State of Indiana, without regard to that jurisdiction’s law regarding conflicts of law. It shall be subject to the exclusive jurisdiction of Indiana state courts and of the federal courts with jurisdiction over Marion County, Indiana, regardless of the residence or situs of the Parties, to which jurisdiction of the Court the Parties expressly submit. This Agreement shall be subject to, and litigated in, the exclusive and preferred venue of Indiana state courts located in Marion County, Indiana or of the federal courts with jurisdiction over Marion County, Indiana.

i.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.I.

j.	Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns. Except as expressly contemplated herein, no Party may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party, which any such Party may withhold in its absolute discretion.

k.	No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a Party or a permitted assignee of a Party.

l.	Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

m.	Entire Agreement. This Agreement represents the entire understanding and agreement between the Parties regarding the subject matter hereof and supersede all prior agreements, representations, warranties, and negotiations between the Parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it, and must be signed by all of the Parties. This Agreement may not be amended by email or other electronic communications.

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n.	Interpretation. The Parties have jointly participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement.

o.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if one or more of the provisions of this Agreement is subsequently declared invalid or unenforceable, the invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement. In the event of the declaration of invalidity or unenforceability, this Agreement, as modified, shall be applied and construed to reflect substantially the intent of the Parties and achieve the same economic effect as originally intended by its terms. In the event that the scope of any provision to this Agreement is deemed unenforceable by a court of competent jurisdiction, or by an arbitrator, the Parties agree to the reduction of the scope of the provision as the court or arbitrator shall deem reasonably necessary to make the provision enforceable under the circumstances.

p.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

q.	Waiver; Amendment. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. This Agreement may only be amended in a writing duly executed by each Party.

r.	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Remainder Of Page Intentionally Left Blank – Signature Page Follows]

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“TTG”	“BULWARK”

TRADITION TRANSPORTATION GROUP, INC.	BULWARK CAPITAL, L.L.C.

/s/ Timothy E. Evans	/s/ Joseph J. Montel
Timothy E. Evans, President CEO	Joseph J. Montel, Member

“REMAINING SHAREHOLDERS”	“THORNBURGH”

/s/ Timothy E. Evans	/s/ Robin C. Montel
Timothy E. Evans	Robin C. Montel

/s/ James L. Evans
James L. Evans

/s/ Joseph M. Davis
Joseph M. Davis

[Signature Page to Redemption and Repurchase Agreement]

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Exhibit A

to

Redemption and Repurchase Agreement

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PROMISSORY NOTE

$2,050,000.00	Dated: February 1, 2023
Final Maturity: January 15, 2028

Tradition Transportation Group, Inc., an Indiana corporation (the “Maker”) promises to pay to the order of Robin C. Montel, an individual residing in the State of Indiana (“Lender”) at the Lender’s residence at 3245 N Pennsylvania St., Indianapolis, Indiana 46205, the principal sum of Two Million Fifty Thousand and 00/100 Dollars ($2,050,000.00) as herein provided.

This Note is entered into in connection with that certain Redemption and Repurchase Agreement to be entered and to by and among Tradition Transportation Group, Inc., Bulwark Capital, L.L.C., Timothy E. Evans, James L. Evans, Joseph M. Davis, and Robin C. Montel (the “Redemption Agreement”).

The principal of the Loan shall be paid in monthly installments in the amount of $34,166.67. The first payment shall be due on February 1, 2023 and all subsequent payments shall be due on the 15th day of each calendar month until January 15, 2028 (such date hereinafter referred to as “Maturity Date”), on which date the entire unpaid principal balance of this Note shall be due and payable in full. Principal may be prepaid without penalty or premium in whole or in part at any time or from time to time; provided, however, that upon an Event of Default (as hereinafter defined) occurring hereunder, the Lender reserves the right to apply payments among principal, late fees, and collection costs as it shall determine in its sole discretion.

This Note shall not bear interest.

The following shall constitute “Events of Default” for purposes of this Note:

•	Nonpayment by the Maker when due of any amount payable under the terms this Note or failure by the Maker to pay when due any other monetary obligation owed to the Lender.

•	Failure by the Maker to comply with any term or provision contained in this Note or in any other loan document required by or given in connection with this Note.

•	Any statement, representation, or warranty herein or at any time furnished to the Lender by or on behalf of the Maker proving to have been untrue in any material respect as of the date made, or acceleration of the maturity of any of the Maker’s material indebtedness to others.

•	The Maker admitting in writing its inability to pay its debt as they mature or an administrative or judicial order of dissolution or insolvency being entered against the Maker as debtor.

•	The Maker applying for, consenting to or acquiescing in the appointment of a trustee or receiver for the Maker or any of the property of the Maker or the Maker making a general assignment for the benefit of creditors.

•	The commencement of any proceeding under the Bankruptcy Code or any other in solvency law by or against the Maker as debtor (a “Bankruptcy Default”).

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Upon the occurrence of a Bankruptcy Default as described above, the outstanding principal balance of this Note shall become immediately due and payable, all without notice of any kind. Upon the occurrence of any other event set forth above or upon the occurrence of a “Change in Control” or the completion of a “Capital Raise,” the Lender may, in its sole discretion, declare all amounts outstanding under this Note immediately due and payable in full.

For purposes hereof, the terms “Change in Control” and “Capital Raise” shall be defined as follows:

(i)   “Change in Control” means (1) a sale of all or substantially all of the Maker’s assets outside of the ordinary course of business, (2) a merger, consolidation or other capital reorganization or business combination transaction of the Maker with or into another corporation, limited liability company or other entity, or (3) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who did not before such transaction, or series of transactions, own more than 50% of the Maker’s then outstanding voting securities becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% Maker’s then outstanding voting securities.

(ii)   “Capital Raise” means the issuance by the Maker, in a private or public offering, of common shares, preferred shares or other equity securities (including securities convertible into equity securities) pursuant to which the Maker raises additional capital in one or more tranches, of at least One Million Dollars ($1,000,000).

The Lender shall have and may exercise, successively or concurrently, any and all rights and remedies available hereunder or existing at law or in equity or under any loan document executed pursuant hereto, including without limitation the right to set off and apply any indebtedness from the Lender to the Maker toward payment of the Note and any other obligations of the Maker to the Lender.

No delay or omission of the Lender to exercise any right or power hereunder shall impair such right or power or be construed as a waiver of any default or as acquiescence therein; and any single or partial exercise of any such right or power shall not preclude other or further exercise thereof or the exercise of any other right or power, and no waiver shall be valid unless in writing signed by the Lender, and then only to the extent specifically set forth in such writing.

Lender and Maker each agree that this Note is and shall be subordinated in right of payment to all “Secured Debt” of Maker or any subsidiary of Maker (each, a "Subsidiary" and collectively, the “Subsidiaries”), whether now or hereafter existing and, whether for principal, interest, fees, premiums, expenses or otherwise (the "Obligations"). For the purposes of this Note, "Secured Debt" shall mean all indebtedness of the Maker or any Subsidiary for which the Maker or any Subsidiary has granted to the lender (the “Secured Lender”) a security interest, pledge, encumbrance or other lien in collateral, whether personal or real.

In the event that any Secured Lender has delivered written notice to the Maker that an Event of Default has occurred, then no payment shall be made by or on behalf of the Maker for or on account of this Note (such missed payment, a “Subordinated Payment”) or any other indebtedness of the Maker being subordinated to payment of this Note, and the Lender shall not take or receive from the Maker, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the amount due on this Note, unless and until such default has been cured or waived.

The Lender hereby agrees to enter into any inter-creditor and/or subordination agreement among the Lender, the Maker and any present or future Secured Lender, promptly upon the Maker’s request, and if the Lender fails to do so, the Lender hereby appoints Bulwark Capital, L.L.C. through its presiding member, as Lender’s attorney-in-fact, coupled with an interest, to execute and deliver such agreement for and on behalf of the Lender, which agreement shall be a valid, legal and binding obligation of the Lender.

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THE LENDER AND THE MAKER IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY DISPUTE OR CLAIM, WHETHER BASED UPON CONTRACT OR ALLEGED WRONGFUL ACT OR OMISSION, WHICH DISPUTE OR CLAIM ARISES OUT OF, OR IS INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE MAKER AND THE LENDER BY THIS OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO ENTER INTO THIS NOTE.

The obligations of the Maker under this Note are unsecured.

Except with respect to a Subordinated Payment, for which no late payment fee may be assessed by Lender, if any installment of principal due under the terms of this Note prior to maturity is not paid in full when due, then the Lender at its option and without prior notice to the Maker, may assess a late payment fee in an amount equal to ten percent (10%) of the amount past due. Each late payment fee assessed shall be due and payable on the earlier of the due date of the next regularly scheduled payment of principal, or the maturity of this Note. Waiver by the Lender of any late payment fee assessed, or the failure of the Lender in any instance to assess a late payment fee shall not be construed as a waiver by the Lender of its right to assess late payment fees thereafter.

The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

TRADITION TRANSPORTATION GROUP, INC.

/s/ Timothy E. Evans
Printed: Timothy E. Evans
Its: President and CEO

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